      As filed with the Securities and Exchange Commission on June 2, 2003
                                                     Registration No. 333-

--------------------------------------------------------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                   ----------

                            CENTERPOINT ENERGY, INC.
             (Exact name of registrant as specified in its charter)

                                   ----------

                  TEXAS                                      74-0694415
     (State or other jurisdiction of                      (I.R.S. Employer
     incorporation or organization)                      Identification No.)
             1111 LOUISIANA
             HOUSTON, TEXAS                                     77002
     (Address of principal executive                         (Zip Code)
                offices)

                                   ----------

            CENTERPOINT ENERGY, INC. STOCK PLAN FOR OUTSIDE DIRECTORS
                            (Full title of the plan)


                                 Rufus S. Scott
    Vice President, Deputy General Counsel and Assistant Corporate Secretary
                                 1111 Louisiana
                              Houston, Texas 77002
                     (Name and address of agent for service)

                                   ----------

   Telephone number, including area code, of agent for service: (713) 207-1111

                                   ----------

                         CALCULATION OF REGISTRATION FEE

======================================================================================================================
                                                                  PROPOSED             PROPOSED
                                                                   MAXIMUM              MAXIMUM
                                                                  OFFERING             AGGREGATE           AMOUNT OF
          TITLE OF SECURITIES              AMOUNT TO BE             PRICE              OFFERING           REGISTRATION
           TO BE REGISTERED                 REGISTERED          PER SHARE (1)          PRICE (1)              FEE
----------------------------------------------------------------------------------------------------------------------

Common Stock, par value $0.01 per share   250,000 shares            $8.93              $2,232,500            $180.61
----------------------------------------------------------------------------------------------------------------------

Preferred Stock Purchase Rights (2)       250,000 rights             (3)                  (3)                  (3)
======================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) of the Securities Act of 1933, as amended (the "Securities Act"), based upon the average of the high and low prices of the Common Stock of CenterPoint Energy, Inc. as reported on The New York Stock Exchange Composite Tape on May 23, 2003.

(2) Each share of Common Stock to be registered includes one associated Preferred Stock Purchase Right.

(3) No separate consideration is payable for the Preferred Stock Purchase Rights. Therefore, the registration fee for such securities is included in the registration fee for the Common Stock.

                             INTRODUCTORY STATEMENT

         CenterPoint Energy, Inc. (the "Registrant" or the "Company") is filing this Registration Statement on Form S-8 relating to its common stock, par value $0.01 per share, and associated rights to purchase its Series A preferred stock, par value $0.01 per share (such common stock and associated rights are collectively referred to in this Registration Statement as the "Common Stock"), issuable pursuant to the terms of the CenterPoint Energy, Inc. Stock Plan for Outside Directors, as amended and restated.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         Note: The document(s) containing the plan information required by Item 1 of Form S-8 and the statement of availability of registrant information and any other information required by Item 2 of Form S-8 will be sent or given to participants as specified by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The Registrant shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Registrant shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Commission by the Company (File No. 1-31447) pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated in this Registration Statement by reference:

         (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002;

         (2) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003;

         (3) The Company's Current Report on Form 8-K filed with the SEC on September 3, 2002, which includes a description of the Company's common stock and associated rights to purchase its Series A preferred stock;

         (4) The Company's Current Reports on Form 8-K filed with the SEC on January 7, 2003, March 3, 2003, March 27, 2003, April 23,
                  2003, May 12, 2003, May 16, 2003 and May 30, 2003; and

         (5) Item 5 of the Company's Current Reports on Form 8-K filed with the SEC on February 13, 2003, April 24, 2003 and May 1, 2003.

         All documents filed with the Commission by the Company pursuant to sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

         Any statement contained herein or incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

                                     EXPERTS

         The consolidated financial statements incorporated in this Registration Statement by reference from the Company's Current Report on Form 8-K dated May 12, 2003 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the distribution of Reliant Resources, Inc. and the change in method of accounting for goodwill and certain intangible assets), and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

ITEM 4. DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article 2.02.A.(16) and Article 2.02-1 of the Texas Business Corporation Act and Article V of the Registrant's Amended and Restated Bylaws provide the Registrant with broad powers and authority to indemnify its directors and officers and to purchase and maintain insurance for such purposes. Pursuant to such statutory and Bylaw provisions, the Registrant has purchased insurance against certain costs of indemnification that may be incurred by it and by its officers and directors.

         Additionally, Article IX of the Registrant's Amended and Restated Articles of Incorporation provides that a director of the Registrant is not liable to the Registrant for monetary damages for any act or omission in the director's capacity as director, except that Article IX does not eliminate or limit the liability of a director for (i) any breach of such director's duty of loyalty to the Registrant or its shareholders, (ii) any act or omission not in good faith that constitutes a breach of duty of such director to the Registrant or an act or omission that involves intentional misconduct or a knowing violation of law, (iii) a transaction from which such director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office or (iv) an act or omission for which the liability of a director is expressly provided for by statute.

         Article IX also provides that any subsequent amendments to Texas statutes that further limit the liability of directors will inure to the benefit of the directors, without any further action by shareholders. Any repeal or modification of Article IX shall not adversely affect any right of protection of a director of the Registrant existing at the time of the repeal or modification.

         See "Item 9. Undertakings" for a description of the Commission's position regarding such indemnification provisions.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8. EXHIBITS.

         The following documents are filed as a part of this Registration Statement or incorporated by reference herein:

                                                                   Report or             SEC File or
   Exhibit                                                       Registration           Registration       Exhibit
   Number                Document Description                      Statement               Number         Reference
   ------                --------------------                    ------------           ------------      ---------

4.1* -         Amended and Restated Articles of           Registration Statement on      333-69502          3.1
               Incorporation of CenterPoint Energy, Inc.  Form S-4 of CenterPoint
                                                          Energy, Inc.

4.2* -         Articles of Amendment to the Amended and   Form 10-K of CenterPoint        1-31447           3.1.1
               Restated Articles of Incorporation of      Energy, Inc. for the year
               CenterPoint Energy, Inc.                   ended December 31, 2001

4.3* -         Amended and Restated Bylaws of             Form 10-K of CenterPoint        1-31447           3.2
               CenterPoint Energy, Inc.                   Energy, Inc. for the year
                                                          ended December 31, 2001

4.4* -         Rights Agreement dated as of January 1,    Form 10-K of CenterPoint        1-31447           4.2
               2002 between CenterPoint Energy, Inc.      Energy, Inc. for the year
               and JPMorgan Chase Bank, as Rights         ended December 31, 2001
               Agent,

                                                                   Report or             SEC File or
   Exhibit                                                       Registration           Registration       Exhibit
   Number                Document Description                      Statement               Number         Reference
   ------                --------------------                    ------------           ------------      ---------

4.5* -         Statement of Resolution Establishing       Form 10-K of CenterPoint        1-31447           3.3
               Series of Shares designated Series A       Energy, Inc. for the year
               Preferred Stock and Form of Rights         ended December 31, 2001
               Certificate

4.6* -         CenterPoint Energy, Inc. Stock Plan for    CenterPoint Energy's            1-31447         Appendix I
               Outside Directors (as amended and          Definitive Proxy Statement
               restated effective May 7, 2003)            for 2003 Annual Meeting of
                                                          Shareholders

5.1 -          Opinion of Baker Botts L.L.P.

23.1 -         Consent of Deloitte & Touche LLP

23.2 -         Consent of Baker Botts L.L.P. (included
               in Exhibit 5.1)

24.1 -         Powers of Attorney (included in the
               signature page of this registration
               statement)

----------

*        Incorporated herein by reference as indicated.

ITEM 9. UNDERTAKINGS.

                  (a) The undersigned registrant hereby undertakes:

                           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
         Statement:

                                    (i) To include any prospectus required by
                  section 10(a)(3) of the Securities Act;

                                    (ii) To reflect in the prospectus any facts
                  or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                                    (iii) To include any material information
                  with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                           (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on May 30, 2003.


                                    CENTERPOINT ENERGY, INC.
                                    (Registrant)


                                    By:     /s/ David M. McClanahan
                                        -------------------------------------
                                                David M. McClanahan,
                                        President and Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David M. McClanahan, Scott E. Rozzell and Rufus S. Scott, and each of them severally, his or her true and lawful attorney or attorneys-in-fact and agents, with full power to act with or without the others and with full power of substitution and resubstitution, to execute in his or her name, place and stead, in any and all capacities, any or all amendments (including pre-effective and post-effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority, to do and perform in the name and on behalf of the undersigned, in any and all capacities, each and every act and thing necessary or desirable to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                    SIGNATURE                                    TITLE                                   DATE
                    ---------                                    -----                                   ----



         /s/ David M. McClanahan                          President,                                 May 30, 2003
-------------------------------------------------         Chief Executive Officer and Director
             David M. McClanahan                          (Principal Executive Officer)




          /s/ Gary L. Whitlock                            Executive Vice President                   May 30, 2003
-------------------------------------------------         and Chief Financial Officer
              Gary L. Whitlock                            (Principal Financial Officer)




           /s/ James S. Brian                             Senior Vice President and                  May 30, 2003
-------------------------------------------------         Chief Accounting Officer
               James S. Brian                             (Principal Accounting Officer)





           /s/ Milton Carroll                             Director                                   May 30, 2003
-------------------------------------------------
               Milton Carroll



            /s/ Derrill Cody                              Director                                   May 30, 2003
-------------------------------------------------
                Derrill Cody



            /s/ John T. Cater                             Director                                   May 30, 2003
-------------------------------------------------
                John T. Cater



        /s/ O. Holcombe Crosswell                         Director                                   May 30, 2003
-------------------------------------------------
            O. Holcombe Crosswell



          /s/ Thomas F. Madison                           Director                                   May 30, 2003
-------------------------------------------------
              Thomas F. Madison



                                                          Director
-------------------------------------------------
             Michael E. Shannon

                                INDEX TO EXHIBITS

                                                                    Report or          SEC File or
  Exhibit                                                         Registration        Registration      Exhibit
  Number                  Document Description                      Statement            Number        Reference
  ------                  --------------------                    ------------        ------------        ---------

4.1* -         Amended and Restated Articles of               Registration Statement     333-69502         3.1
               Incorporation of CenterPoint Energy, Inc.      on Form S-4 of
                                                              CenterPoint Energy,
                                                              Inc.

4.2* -         Articles of Amendment to the Amended and       Form 10-K of                1-31447         3.1.1
               Restated Articles of Incorporation of          CenterPoint Energy,
               CenterPoint Energy, Inc.                       Inc. for the year
                                                              ended December 31, 2001

4.3* -         Amended and Restated Bylaws of CenterPoint     Form 10-K of                1-31447          3.2
               Energy, Inc.                                   CenterPoint Energy,
                                                              Inc. for the year
                                                              ended December 31, 2001

4.4* -         Rights Agreement dated as of January 1, 2002   Form 10-K of                1-31147          4.2
               between CenterPoint Energy, Inc. and           CenterPoint Energy,
               JPMorgan Chase Bank, as Rights Agent,          Inc. for the year
                                                              ended December 31, 2001

4.5* -         Statement of Resolution Establishing Series    Form 10-K of                1-31447          3.3
               of Shares designated Series A Preferred        CenterPoint Energy,
               Stock and Form of Rights Certificate           Inc. for the year
                                                              ended December 31, 2001

4.6* -         CenterPoint Energy, Inc. Stock Plan for        CenterPoint Energy's        1-31447      Appendix I
               Outside Directors (as amended and restated     Definitive Proxy
               effective May 7, 2003)                         Statement for 2003
                                                              Annual Meeting of
                                                              Shareholders

5.1 -          Opinion of Baker Botts L.L.P.

23.1 -         Consent of Deloitte & Touche LLP

23.2 -         Consent of Baker Botts L.L.P. (included in
               Exhibit 5.1)

24.1 -         Powers of Attorney

----------

*        Incorporated herein by reference as indicated.